Independent Auditors' Consent





We consent to the incorporation in the Registration Statement of Twin Faces East Entertainment Corporation on Form 10-SB of our report dated February 9, 1999, except for Note 7 which is as of February 15, 1999.




Grobstein, Horwath & Company LLP
Sherman Oaks, California
February 18, 1999